Exhibit 99.1

Salary.com Announces First Quarter 2011 Financial Results

NEEDHAM, Mass. – August 10, 2010 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand talent management and compensation solutions, today announced financial results for the first quarter of fiscal 2011, which ended June 30, 2010.

Revenue from continuing operations was $9.7 million in the first quarter, an increase of 4% from the fourth quarter of fiscal 2010 and a decrease of 2% over the first quarter of fiscal 2010. Bookings were $11.3 million, an increase of 15% from the fourth quarter of fiscal 2010 and an increase of 9% over the first quarter of fiscal 2010. Non-GAAP operating cash flow, which excludes cash payments for severance related and CEO transition costs, was a positive $0.6 million in the first quarter, compared to $0.4 million in the first quarter of 2010, and a significant improvement compared to an outflow of $1.1 million in the fourth quarter of 2010. GAAP operating cash flow was a positive $0.1 million in the first quarter, consistent with the first quarter of 2010, and an improvement from an outflow of $1.9 million in the fourth quarter of 2010.

Paul Daoust, interim chief executive officer, stated, “We made great progress in the first quarter towards our goals of continuing to invest in our leading compensation data-enabled on-demand software solutions, streamlining our talent management suite, and divesting non-core businesses. Not only did we see a return to bookings growth on a year-over-year basis, but I am also very pleased to report that we were able to achieve positive non-GAAP operating cash flow earlier than we had anticipated. Our strategic realignment is essentially complete and we believe Salary.com is well positioned to continue deliver growth with positive cash flow as we continue to expand our leadership position in the on-demand compensation and talent management markets.”

First Quarter 2011 Financial Summary

•	First quarter revenue was $9.7 million, a decrease of 2% over the first quarter of fiscal 2010, and an increase of 4% compared to the fourth quarter of fiscal 2010.

•

On a GAAP basis, for the first quarter of fiscal 2011, Salary.com reported a net loss from continuing operations of $5.8 million, or ($0.34) per diluted share, compared to a net loss from continuing operations of $4.6 million, or ($0.29) per diluted share, in the first quarter of fiscal 2010.

•

On a non-GAAP basis, excluding the impact of restructuring expenses, CEO transition costs, stock-based compensation expense and amortization of intangibles, Salary.com reported a net loss from continuing operations of $2.4 million, or ($0.14) per diluted share, for the first quarter of fiscal 2011, compared to a net loss from continuing operations of $2.3 million, or ($0.14) per diluted share, in the first quarter of fiscal 2010.

•

Cash and cash equivalents as of June 30, 2010 were $8.9 million, including $450,000 of cash held by Salary.com’s Genesys subsidiary which was classified as discontinued operations for the first quarter of fiscal 2011. This compares to cash and cash equivalents of $8.8 million as of March 31, 2010. Net cash, including $450,000 in cash held in discontinued operations, was $6.3 million as of June 30, 2010, compared to $6.2 million as of March 31, 2010.

•

Excluding non-recurring cash payments for severance related costs and CEO transition costs, non-GAAP cash flow from operations was a positive $0.6 million in the first quarter of fiscal 2011, compared to a positive of $0.4 million in the first quarter of 2010. Including these non-recurring payments, GAAP cash flow from operations for both the first quarter of fiscal 2011 and 2010 was a positive of $0.1 million.

Additional First Quarter and Fiscal 2011 Business Highlights

•	Salary.com added approximately 100 new enterprise customers in the first quarter of fiscal 2011, ending the quarter with approximately 3,800 enterprise customers.

•

New customer additions in the first quarter of fiscal 2011 included Bowling Green State University, IAG New Zealand, Kenneth Cole Productions, LCA-Vision, Pitney Bowes, Siemens, University of Cincinnati, University of Mississippi Medical Center, and the University of Iowa Health System

•	In the first quarter, 12 transactions larger than $100,000 were completed, including one that was larger than $250,000.

Discontinued Operations

During the quarter ended June 30, 2010, the Company finalized its plans to divest its payroll reporting unit. The payroll reporting unit primarily consists of the Company’s enterprise payroll and human resource management software sold by the Company’s Genesys subsidiary and its small business payroll products. As a result, the Company will begin reporting its payroll reporting unit as a discontinued operation beginning in the first quarter of fiscal 2011. All financial information included in this release (including information for prior years) excludes our discontinued operations unless specifically indicated otherwise. Loss from discontinued operations, net of tax was approximately $0.1 million for the three months ended June 30, 2010.

Business Outlook

Bryce Chicoyne, Salary.com’s chief financial officer said, “We are pleased to have met our commitments for sequential revenue growth and to have returned to positive non-GAAP operating cash flow in the first quarter, which was earlier than we anticipated. Our GAAP operating expenses, which include restructuring charges and CEO transition costs, were higher than expected as a result of activities related to our restructuring and realignment plan, as well as divesting our payroll operations. However, we do not expect these non-recurring expenses to have a material impact on our business on a go-forward basis. Furthermore, we were successful in reducing our overall cost structure by an annualized $7 million and expect to see the full impact of that in the second quarter. With our cost structure reduced and our core product line strengthening, we believe we are positioning ourselves for long-term profitable growth.”

For the second quarter of fiscal 2011, Salary.com expects total revenue in the range of $9.7 million to $10.2 million. Non-GAAP net loss from continuing operations is expected to be in the range of $0.1 million to $0.6 million, and excludes restructuring charges of approximately $0.3 million, non-cash stock-based compensation expenses of approximately $1.6 million, and amortization of intangibles of approximately $0.9 million. GAAP net loss from continuing operations for the second quarter of fiscal 2011 is expected to be in the range of $2.8 million to $3.3 million. Weighted average diluted shares for the quarter are estimated to be approximately 17.4 million shares.

Salary.com is reiterating expectations for fiscal 2011 revenue in the range of $41.5 million to $42.5 million and positive non-GAAP cash flow from operations in the range of $4.0 million to $5.0 million. Non-GAAP net income from continuing operations is expected to be in the range of $0.5 million to $1.5 million, and excludes restructuring charges of approximately $1.0 million, non-cash impact of stock-based compensation expense of approximately $6.1 million, and amortization of intangibles of approximately $3.4 million. On a GAAP basis, net loss from continuing operations for fiscal 2011 is expected to be in the range of $9.0 million to $10.0 million. Weighted average diluted shares for the year are estimated to be approximately 17.5 million shares.

Conference call

What:	Conference call to discuss Salary.com’s first quarter 2011 financial results and other matters
When:	Tuesday, August 10, 2010
Time:	5:00 PM ET
Live Call:	(877) 755-7407, domestic
(973) 200-3090, international
Replay:	(800) 642-1687, domestic, passcode 88010215
(706) 645-9291, international, passcode 88010215
Webcast:	http://investor.salary.com/events.cfm (live and replay)

NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release relate to the Company’s net income and operating expenses and exclude amortization of intangible assets, stock-based compensation and restructuring and CEO transition costs. This press release also discusses operating cash flows excluding severance related payments and CEO transition costs. By excluding these items and by providing information on the Company’s bookings in addition to its GAAP revenues, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand talent management and compensation solutions. Salary.com’s highly configurable software applications and proprietary content help executives, line managers and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance and growth, including expectations of financial performance in the second quarter of 2011 and the full fiscal year 2011, as well as plans to divest businesses, expected benefits of divesting businesses, reduce product offerings, and to focus on particular products. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the impact of the recent global economic recession and uncertainty in the information technology spending environment, potential disruption to our business from our workforce reduction and potential sale of certain product lines, risks associated with possible fluctuations in our operating results and rate of growth, integration and performance of acquired businesses, our history of operating losses, the possibility that we will not achieve GAAP profitability, our ability to expand our customer base and effectively execute on our plans to divest additional businesses and reduce or consolidate product and service offerings, the impact of non-recurring expenses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, our ability to convert on our pipeline, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended March 31, 2010. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

ICR, LLC for Salary.com

Garo Toomajanian

(781) 851-8540

ir@salary.com

***

Exhibit 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30, 2010	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$8,422	$8,773
Accounts receivable, net of allowance for doubtful accounts	5,990	7,695
Prepaid expenses and other current assets	1,660	2,069
Assets of discontinued operations - held for sale	9,733	—

Total current assets before funds held for clients	25,805	18,537
Funds held for clients	—	12,967

Total current assets	25,805	31,504

Property, equipment and software, net	1,328	2,094
Goodwill and intangible assets, net	19,911	25,027
Other assets	1,330	1,381

Total assets	$48,374	$60,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$2,525	$2,525
Accounts payable and accrued compensation	3,667	3,711
Accrued expenses and other current liabilities	5,421	6,251
Deferred revenue, current portion	27,028	29,356
Liabilities of discontinued operations - held for sale	8,240	—

Total current liabilities before client funds obligations	46,881	41,843
Client funds obligations	—	12,967

Total current liabilities	46,881	54,810

Deferred revenue, net of current portion	3,377	2,812
Long term liabilities	1,559	1,566

Total liabilities	51,817	59,188

Total stockholders’ equity
Total stockholders’ equity	(3,443)	818

Total liabilities and stockholders’ equity	$48,374	$60,006

Exhibit 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, unaudited)

	Three Months Ended June 30,
	2010	2009
Revenues:
Subscription revenues	$8,918	$8,972
Advertising revenues	786	913

Total revenues	9,704	9,885

Cost of revenues (1)	2,395	2,451

Gross profit	7,309	7,434

Operating expenses:
Research and development (1)	2,077	1,982
Sales and marketing (1)	5,351	5,614
General and administrative (1)	3,979	3,898
Amortization of intangible assets	450	470
Impairment charges	—	—
Restructuring and CEO transition costs	1,110	—

Total operating expenses	12,967	11,964

Loss from operations	(5,658)	(4,530)

Other income:
Interest income	—	7
Other income (expense)	(100)	(99)

Total other income	(100)	(92)

Loss from continuing operations before provision for income taxes	(5,758)	(4,622)
Provision for income taxes	28	26

Income (loss) from continuing operations	(5,786)	(4,648)
Discontinued operations, net of tax	(135)	(500)

Net loss	$(5,921)	$(5,148)

Net (loss) income per share:
Basic and diluted loss per share from continuing operations	$(0.34)	$(0.29)
Discontinued operations	(0.01)	(0.03)

Basic and diluted loss per share (2)	$(0.34)	$(0.32)

Weighted average shares outstanding - basic and diluted	17,176	16,175

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,
	2010	2009

Cost of revenues	$147	$225
Research and development	199	260
Sales and marketing	317	581
General and administrative	799	419
Stock-based compensation related to CEO transition	207	—
Stock-based compensation related to restructuring	282	—

	$1,951	$1,485

(2)	Totals may not add due to rounding.

Exhibit 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(5,921)	$(5,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,190	1,619
Stock-based compensation	1,951	1,485
Other non-cash items	42	408
Change in operating assets and liabilities	2,843	1,724

Net cash provided by operating activities	105	88

Cash flows from investing activities:
Cash paid for intangible assets	—	(42)
Increase in restricted cash	—	(1)
Purchases of property and equipment	(49)	(64)
Capitalization of software development costs	(35)	(39)
Proceeds on sale of property and equipment	253	1
Net increase in assets held to satisfy client funds obligations	9,145	10,619

Net cash provided by investing activities	9,314	10,474

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	18	(1,672)
Net proceeds from line of credit and notes payable	(72)	(2,172)
Net increase in client funds obligation	(9,145)	(10,619)

Net cash used in financing activities	(9,199)	(14,463)

Effect of exchange rate changes on cash and cash equivalents	(119)	(166)

Decrease in cash and cash equivalents	101	(4,067)

Cash and cash equivalents, beginning of period	8,773	21,085

Cash and cash equivalents, end of period	$8,874	$17,018

Exhibit 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended June 30,
	2010	2009
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(5,658)	$(4,530)
Amortization of intangible assets	450	470
Amortization of intangible assets (included in cost of revenues)	407	414
Stock-based compensation	1,462	1,485
Stock-based compensation (included in restructuring and CEO transition costs)	489	—
Restructuring and CEO transition costs	621	—

Non-GAAP loss from operations	$(2,229)	$(2,161)

Reconciliation of GAAP net loss from continuing operations to non-GAAP net loss from continuing operations:

GAAP net loss from continuing operations	$(5,786)	$(4,648)
Amortization of intangible assets	450	470
Amortization of intangible assets (included in cost of revenues)	407	414
Stock-based compensation	1,462	1,485
Stock-based compensation (included in restructuring and CEO transition costs)	489	—
Restructuring and CEO transition costs	621	—

Non-GAAP net loss from continuing operations	$(2,357)	$(2,279)

Non-GAAP net loss per share from continuing operations	$(0.14)	$(0.14)

Weighted average shares outstanding - basic and diluted	17,176	16,175

Exhibit 5

SALARY.COM

Reconciliation of Certain GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Three months ended June 30, 2010
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring and CEO Transition Costs	Non-GAAP Results

Cost of revenues	$2,395	$(407)	$(147)	$—	$1,841

Research and development expenses	2,077	—	(199)	—	1,878
Sales and marketing expenses	5,351	—	(317)	—	5,034
General and administrative expenses	3,979	—	(799)	—	3,180
Amortization of intangible assets	450	(450)	—	—	—
Restructuring and CEO transition costs	1,110	—	(489)	(621)	—

Total operating expenses	$12,967	$(450)	$(1,804)	$(621)	$10,092

	Three months ended June 30, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring and CEO Transition Costs	Non-GAAP Results

Cost of revenues	$2,451	$(414)	$(225)	$—	$1,812

Research and development expenses	1,982	—	(260)	—	1,722
Sales and marketing expenses	5,614	—	(581)	—	5,033
General and administrative expenses	3,898	—	(419)	—	3,479
Amortization of intangible assets	470	(470)	—	—	—

Total operating expenses	$11,964	$(470)	$(1,260)	$—	$10,234

Exhibit 6

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended June 30,
	2010	2009

Net cash provided by operating activities	$105	$88
Payments of severance related costs	407	287
Payments of CEO transition costs	123	—

Non-GAAP cash provided by operating activities	$635	$375